Exhibit 99.1

Yum China Expands Share Repurchase Authorization by $1 Billion

Shanghai, China (March 17, 2022) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported that its Board of Directors (the “Board”) has increased the Company’s share repurchase authorization by $1 billion to an aggregate of $2.4 billion.

From 2017 to March 16, 2022, the Company repurchased approximately 24 million shares of common stock for $971 million, including approximately 4 million shares repurchased for $188 million quarter-to-date 2022. This increase brings the total remaining authorization to approximately $1.4 billion.

“The Board’s approval to expand our share repurchase program reflects the strength of our balance sheet and our ability to generate strong cash flow. From 2017 to 2021, we generated operating cash flow of $5.6 billion and free cash flow of $3.2 billion[1]. To date, we have returned approximately $1.7 billion of capital to shareholders in the form of cash dividends and share repurchases. Despite the significant impact from COVID-19 in 2021 and stepped-up capital investments to drive organic growth, we generated operating cash flow of $1.1 billion and free cash flow of $442 million[2],” said Joey Wat, CEO of Yum China. “We are confident that our resilient business model and RGM strategic framework -- fortifying resiliency, accelerating growth and widening strategic moat -- will help us to capture the amazing growth opportunities in China over the long term. We remain committed to a disciplined capital allocation strategy that balances returning capital to our shareholders and investing in our business for greater growth.”

The Board’s authorization permits the Company to make repurchases of its shares of common stock from time to time in open market or privately negotiated transactions, including block trades, accelerated share repurchase transactions and the use of Rule 10b5-1 trading plans. The authorization has no expiration date.

[1] 2017 to 2021 free cash flow is calculated using operating cash flow of $5.6 billion less capital spending of $2.4 billion.

[2] 2021 free cash flow is calculated using operating cash flow of $1,131 million less capital spending of $689 million.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s business strategy and capital allocation strategy. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, Huang Ji Huang, East Dawning and COFFii & JOY concepts outright. In addition, Yum China has partnered with Lavazza to explore and develop the Lavazza coffee shop concept in China. The Company had 12,163 restaurants in over 1,600 cities at the end of February 2022.

In 2021, Yum China ranked # 363 on the Fortune 500 list and was named to TIME100 Most Influential Companies list. Yum China has also been selected as member of both Dow Jones Sustainability Indices (DJSI): World Index and Emerging Market Index. In 2022, the Company was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2022 in China by the Top Employers Institute, both for the fourth consecutive year. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 /+852 2267 5801 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com